As filed with the Securities and Exchange Commission on October 20, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Navistar International Corporation

(Exact name of registrant as specified in its charter)

Delaware	36-3359573
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4201 Winfield Road

P.O. Box 1488

Warrenville, Illinois 60555

(630) 753-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Navistar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-1264810
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4201 Winfield Road

P.O. Box 1488

Warrenville, Illinois 60555

(630) 753-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven K. Covey

Senior Vice President and, Chief Ethics Officer and General Counsel

4201 Winfield Road

P.O. Box 1488

Warrenville, Illinois 60555

Tel.: 630 753 2502

Fax: 630 753 2303

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Dennis M. Myers, P.C.

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Fax: (312) 862-2200

Approximate date of commencement of proposed sale to the public: From time to time on or after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered(1)	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(1)(2)	Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Debt Securities(4)	—	—	—	—
Guarantee of Debt Securities(5)	—	—	—	—
Common Stock, par value $0.10 per share(6)	—	—	—	—
Preferred Stock, par value $1.00 per share(7)	—	—	—	—
Preference Stock, par value $1.00 per share(7)	—	—	—	—
Depositary Shares(8)	—	—	—	—
Warrants(9)	—	—	—	—
Purchase Contracts(10)	—	—	—	—
Units(11)	—	—	—	—
Total	—	—	—	—

(1)	Pursuant to General Instruction II.D of Form S-3, not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. Securities registered hereby may be sold separately, together or in units with other securities registered hereby.
(2)	The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this registration statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlement or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(3)	Pursuant to Rules 456(b) and 457(r), the Registrant is deferring payment of the Registration Fee.
(4)	Includes an indeterminate principal amount of Debt Securities as may be sold from time to time by Navistar International Corporation, including sales upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. Also includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities. The Debt Securities may be issued without guarantees, or may be guaranteed by Navistar, Inc.
(5)	Includes guarantees by Navistar, Inc. of some or all of the Debt Securities that may be sold by Navistar International Corporation from time to time. No separate registration fee is payable with respect to such guarantees pursuant to Rule 457(n) under the Securities Act of 1933.
(6)	Includes an indeterminate number of shares of Common Stock as may be sold from time to time by Navistar International Corporation at indeterminate prices, including sales upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. Also includes such indeterminate number of shares of Common Stock of Navistar International Corporation as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Common Stock.
(7)	Includes an indeterminate number of shares of Preferred Stock or Preference Stock as may be sold from time to time by Navistar International Corporation at indeterminate prices, including sales upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. Also includes such indeterminate number of shares of Preferred Stock or Preference Stock of Navistar International Corporation as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock or Preference Stock.
(8)	Includes an indeterminate number of Depositary Shares evidenced by Depositary Receipts as may be issued in the event that Navistar International Corporation elects to offer fractional interests in its Debt Securities or shares of Common Stock, Preferred Stock or Preference Stock registered hereby. Includes an indeterminate number of Depositary Shares as may be issued upon the exercise of Warrants or delivery upon settlement of Purchase Contracts or Units. No separate consideration will be received for the Depositary Shares.
(9)	Includes an indeterminate amount and number of Warrants as may be sold from time to time, representing rights to purchase Debt Securities, Common Stock, Preferred Stock or Preference Stock issued by Navistar International Corporation. Warrants may be sold separately or with Debt Securities, Common Stock, Preferred Stock or Preference Stock or other securities registered hereunder.
(10)	Includes an indeterminate amount and number of Purchase Contracts as may be sold by Navistar International Corporation from time to time, representing rights to purchase their Debt Securities or other securities registered hereunder. Also includes an indeterminate amount and number of Purchase Contracts as may be sold by Navistar International Corporation from time to time, representing rights to purchase its Common Stock, Preferred Stock, Preference Stock or other securities registered hereunder.
(11)	Includes an indeterminate amount and number of Units as may be sold from time to time by Navistar International Corporation, representing ownership of securities registered hereunder or debt obligations of third parties, including U.S. Treasury Securities.

PROSPECTUS

Navistar International Corporation

Debt Securities

Common Stock

Preferred Stock

Preference Stock

Depositary Shares

Warrants

Purchase Contracts

Units

We may offer and sell, from time to time, in one or more offerings, any combination of the following types of securities:

•	debt securities, in one or more series, which may be senior debt securities or subordinated debt securities, in each case consisting of notes or other unsecured evidences of indebtedness;

•	warrants to purchase debt securities;

•	shares of our common stock;

•	warrants to purchase common stock;

•	shares of our preferred stock;

•	shares of our preference stock;

•	depositary shares;

•	purchase contracts;

•	units; or

•	any combination of these securities.

Navistar, Inc., the principal operating subsidiary of Navistar International Corporation, may guarantee some or all of our debt securities. The securities may be offered separately or together in any combination and as separate series.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement. The prospectus supplements may also add, update or change information contained in this prospectus.

Our common stock is traded on the New York Stock Exchange under the symbol “NAV.” On October 19, 2009 the last reported sale price of our common stock on the New York Stock Exchange was $39.09 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 20, 2009.

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

Unless the context indicates otherwise, as used in this prospectus: (i) “the Company,” “us,” “we,” “our” and “Navistar” refer to Navistar International Corporation and its consolidated subsidiaries and their respective predecessors; (ii) “NIC” refers to Navistar International Corporation, exclusive of its subsidiaries; (iii) “NFC” refers to Navistar Financial Corporation, a wholly-owned finance subsidiary of Navistar, Inc.; (iv) “North America” refers to the United States and Canada; (v) “our common stock” refers to the common stock of NIC; and (vi) “this prospectus” refers to this prospectus and any applicable prospectus supplement. References to our “common stock” refer to the common stock of NIC.

i

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance therewith file periodic reports, proxy statements and other information with the SEC. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 with respect to the securities offered hereby. This prospectus does not contain all the information set forth in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the registration statement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K (including any exhibits included with such items):

•	our Annual Report on Form 10-K for the fiscal year ended October 31, 2008 filed with the SEC on December 30, 2008, and Amendment No. 1 thereto, filed with the SEC on March 31, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended January 31, 2009 filed with the SEC on March 11, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended April, 2009 filed with the SEC on June 9, 2009;

•	our Quarterly Report on Form 10-Q for the quarter ended July 31, 2009 filed with the SEC on September 9, 2009;

•	our Proxy Statement, as filed with the SEC on January 16, 2009;

•

our Current Reports on Form 8-K, as filed with the SEC on the following dates: November 12, December 24 and December 31, 2008, January 14, January 27, February 23, March 11, April 7, June 5, June 10, June 15, June 19, July 27, 2009, August 19, August 21, August 27, September 8, September 15, September 30, October 16 and October 20, 2009; and

•	The description of our common stock, par value $0.10 per share, attached as Exhibit A to our Current Report on Form 8-K filed with the SEC on June 9, 2003.

We also incorporate by reference the information contained in all other documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (1) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein) after the date of this prospectus and prior to the termination of this offering. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Navistar International Corporation

4201 Winfield Road

P.O. Box 1488

Warrenville, Illinois 60555

Attention: Investor Relations

(630) 753-5000

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. The words “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would,” and “could,” are intended to identify forward-looking statements. These forward-looking statements represent management’s current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors, risks, and uncertainties include but are not limited to the factors described under “Forward-Looking Statements” and “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q, and the following.

•	The markets in which we compete are subject to considerable cyclicality.

•	Our technology solution to meet U.S. federal 2010 emissions requirements may not be successful or may be more costly than planned.

•	We may be subject to greenhouse gas regulations.

•	We operate in the highly competitive North American truck market.

•	Our business may be adversely impacted by work stoppages and other labor relations matters.

•	Current credit market conditions may impair our access to sufficient capital to engage in financing activities.

•	Our liquidity position may be adversely affected by a continued downturn in our industry and the upcoming maturity of the NFC senior credit facility.

•	The loss of business from Ford could have a negative impact on our business, financial condition, and results of operations.

•	We may not achieve all of the expected benefits from our current business strategies and initiatives.

•	Our manufacturing operations are dependent upon third-party suppliers, making us vulnerable to supply shortages.

•	Our business may be adversely affected by government contracting risks.

•

We must comply with numerous miscellaneous federal national security laws, procurement regulations, and procedures, as well as the rules and regulations of foreign jurisdictions, and our failure to comply could adversely affect our business.

•	Our products are subject to export limitations and we may be prevented from shipping our products to certain nations or buyers.

•	We may fail to properly identify and correct material weaknesses or comply with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

•	We have significant under-funded postretirement obligations.

•	We are exposed to political, economic, and other risks that arise from operating a multinational business.

•	Our ability to use NOL carryovers to reduce future tax payments could be negatively impacted if there is a change in our ownership or a failure to generate sufficient taxable income.

•	We are involved in pending litigation and an adverse resolution of such litigation may adversely affect our business, financial condition, results of operations or cash flows.

•	Potential future impairments of our goodwill, intangible assets, or other long-lived assets could adversely effect our financial condition and results of operations.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements. Our actual results, performance or achievements could differ materially from those expressed in, or implied by, the forward-looking statements. We can give no assurances that any of the events anticipated by the forward-looking statements will occur or, if any of them does, what impact they will have on our results of operations and financial condition. You should carefully read the factors described in the “Risk Factors” section of this prospectus and the documents incorporated by reference into this prospectus for a description of certain risks that could, among other things, cause our actual results to differ from these forward-looking statements.

Forward-looking statements speak only as of the date they were made. We undertake no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events, other than as required by law.

OUR COMPANY

General

We are a leading international manufacturer of International brand commercial and military trucks, MaxxForce brand diesel engines, IC Bus brand school and commercial busses, Monaco RV brands of recreational vehicles, Workhorse Custom Chassis brand chassis for motor homes and step vans and a provider of service parts for diesel engines and all makes of trucks and trailers. Additionally, we are a private-label designer and manufacturer of diesel engines for the pickup truck, van, and sport utility vehicles markets. Through our financial services operations, we also provide retail, wholesale, and lease financing of our trucks, and financing for our wholesale and retail accounts.

Our financial services operations are conducted through NFC and our three Mexican finance subsidiaries. NFC is a commercial financing organization that provides wholesale, retail and lease financing for sales of new and used trucks sold by Navistar, Inc. and its dealers in the United States. NFC also finances the Company’s wholesale accounts and selected retail accounts receivable. The financial services operations also finance sales of new and used products of other manufacturers, regardless of whether those products are designed or customarily sold for use with Navistar, Inc.’s truck products.

Corporate Structure

Our common stock is publicly traded on the New York Stock Exchange under the symbol “NAV.” NIC is a holding company, and conducts its manufacturing operations principally through Navistar, Inc. and, to a lesser extent, through certain other wholly owned foreign and domestic subsidiaries. Our manufacturing operations are supported by our financial services subsidiaries, including NFC. NFC is a wholly owned subsidiary of Navistar, Inc.

NIC and Navistar, Inc. are corporations organized under the laws of the State of Delaware. Navistar, Inc. is the successor to the truck and engine business of International Harvester Company, which began business in 1907. NIC’s principal executive offices are located at 4201 Winfield Road, Warrenville, Illinois 60555, and its telephone number at this location is (630) 753-5000. NIC’s website is www.navistar.com. Information on our website should not be construed to be part of this prospectus.

The marks “International®,” “MaxxForce®,” “Monaco®,” “Workhorse®,” “ProStar®” and “LoneStar® ” and our logo are registered United States trademarks of Navistar and the mark “IC Bus™” is a trademarks of Navistar. All other trademarks and trade names appearing in this prospectus are the property of their respective owners.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of our securities offered by this prospectus for the repayment of indebtedness and/or for general corporate and working capital purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

Nine Months Ended July 31,		Year Ended October 31,
2009	2008	2008	2007	2006	2005	2004
2.10x	2.31x	1.38x	—	1.86x	1.45x	—

The ratio of earnings to fixed charges is determined by dividing the sum of pre-tax income from continuing operations, interest expense, debt amortization expense and the portion of rental expense deemed representative of an interest factor, less minority interest, by the sum of capitalized interest, interest expense and debt amortization expense. For fiscal 2007 and 2004, our earnings were insufficient to cover fixed charges by $80 million and $36 million, respectively.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of the debt securities and terms of the indentures, as defined below, is a summary. It summarizes only those aspects of the debt securities and those portions of the indentures, which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debtholder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. We will file the forms of indentures with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Where You Can Find More Information” above for information on how to obtain copies of them.

General

We may issue senior or subordinated debt securities, which will be direct, general obligations of NIC that may be secured or unsecured.

The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior debt,” as defined in the indenture with respect to subordinated debt securities. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter. Neither indenture limits our ability to incur additional senior debt or other indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities.

The debt securities may have the benefit of guarantees (each, a “guarantee”) by Navistar, Inc., our principal operating subsidiary (the “guarantor”), on a senior or subordinated basis. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by the guarantor pursuant to the applicable indenture.

The senior debt securities and subordinated debt securities will be governed by an indenture between us and one or more trustees selected by us. The indentures are substantially identical, except for certain provisions including those relating to subordination, which are included only in the indenture related to subordinated debt securities. When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

Series of Debt Securities

We may issue multiple debt securities or series of debt securities under either indenture. This section summarizes terms of the securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previously issued series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a particular series, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement for that series. Those terms may vary from the terms described here.

Amounts of Issuances

The indentures do not limit the amount of debt securities that may be issued under them. We may issue the debt securities from time to time in one or more series. We are not required to issue all of the debt securities of one series at the same time and, unless otherwise provided in the applicable indenture or prospectus supplement, we may reopen a series and issue additional debt securities of that series without the consent of the holders of the outstanding debt securities of that series.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Specific Terms of Debt Securities

The applicable prospectus supplement will describe the specific terms of the debt securities, which will include some or all of the following:

•	the title of the series and whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue the debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether the debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if the debt security is a fixed rate debt security, the yearly rate at which the debt security will bear interest, if any, and the interest payment dates;

•

if the debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

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if the debt security is an indexed debt security, the principal amount, if any, we will pay at maturity, interest payment dates, the amount of interest, if any, we will pay on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which the debt security will be exchangeable for or payable in cash, securities or other property;

•

if the debt security may be converted into or exercised or exchanged for common or preferred stock or other securities of the Company or debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted;

•	if the debt security is also an original issue discount debt security, the yield to maturity;

•

if applicable, the circumstances under which the debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•

the depositary for the debt security, if other than The Depository Trust Company (“DTC”), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue the debt security in book-entry form only;

•

if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for U.S. federal income tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	whether the debt security will be guaranteed by the guarantor and, if so, to the extent the terms thereof differ from those described in this prospectus, a description of the terms of the guarantee;

•	the assets, if any, that will be pledged as security for the payment of the debt security;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt security, as applicable; and

•	any other terms of the debt security and any guarantees of the debt security, which could be different from those described in this prospectus.

Governing Law

The indentures and the debt securities (and any guarantees thereof) will be governed by New York law, without regard to conflicts of laws principles thereof.

Form of Debt Securities

We will issue each debt security only in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. In addition, we will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. References to “holders” in this section mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries.

Unless otherwise indicated in the prospectus supplement, the following is a summary of the depositary arrangements applicable to debt securities issued in global form and for which DTC acts as depositary.

Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee, and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee, or persons that may hold interests through those participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold those interests through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities they purchase in definitive form. These laws may impair a holder’s ability to transfer beneficial interests in a global debt security.

We will make payment of principal of, and interest on, debt securities represented by a global debt security registered in the name of or held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing those debt securities. DTC has advised us that upon receipt of any payment of principal of, or interest on, a global debt security, DTC immediately will credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective interests in the principal amount of that global debt security, as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

Neither we, any trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

•

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or has ceased to be a registered clearing agency and we do not appoint another institution to act as depositary within 90 days; or

•	we notify the trustee that we wish to terminate that global security.

Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations specified in the applicable prospectus supplement, if other than $1,000 and multiples of $1,000. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the indentures.

We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the indentures, DTC would authorize the participants holding the relevant beneficial interests to give or take that action. Additionally, those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

DTC has advised us as follows:

•	DTC is:

•	a limited-purpose trust company organized under the New York Banking Law,

•	a “banking organization” within the meaning of the New York Banking Law,

•	a member of the Federal Reserve System,

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•

DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates;

•	DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations;

•	DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the NYSE Amex LLC and the Financial Industry Regulatory Authority, Inc.; and

•

Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.

Investors may hold interests in the debt securities outside the United States through the Euroclear System (“Euroclear”) or Clearstream Banking (“Clearstream”) if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. At the present time JPMorgan Chase Bank, National Association will act as U.S. depositary for Euroclear, and Citibank, N.A. will act as U.S. depositary for Clearstream. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be.

Euroclear has advised us that:

•

It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•

Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•

The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of debt securities offered by this prospectus;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•

The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants; and

•

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•

It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

•

Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of debt securities offered by this prospectus;

•

Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly; and

•

Distributions with respect to the debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the descriptions herein of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving debt securities in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of debt securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

Redemption or Repayment

If there are any provisions regarding redemption or repayment applicable to a debt security, we will describe them in your prospectus supplement.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted under the indenture for the relevant series to merge or consolidate with another corporation or other entity. We are also permitted under the indenture for the relevant series to sell all or substantially all of our assets to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions, among other things, are met.

•

If the successor entity in the transaction is not the Company, the successor entity must expressly assume our obligations under the debt securities of that series and the indenture with respect to that series. The successor entity may be organized and existing under the laws of the United States, any State thereof or the District of Columbia.

•

Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell all or substantially all of our assets to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of the Company but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the debt securities of any series and the indenture with respect to that series.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior debt, as defined in the subordinated debt indenture, including all debt securities we have issued and will issue under the senior debt indenture.

The subordinated debt indenture defines “senior debt” as:

•

our indebtedness under or in respect of our credit agreement, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, whether or not the claim for such interest is allowed as a claim in such proceeding), capital lease obligations, deferred purchase price of property obligations, reimbursement obligations, fees, commissions, expenses, indemnities, dividends, hedging obligations or other amounts; and

•

any other indebtedness permitted under the terms of that indenture, unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the subordinated debt securities.

Notwithstanding the foregoing, “senior debt” will not include: (i) equity interests; (ii) any liability for taxes; (iii) any trade payables; (iv) any indebtedness subordinated or junior to other indebtedness or other obligation; or (v) any indebtedness incurred in violation of the subordinated debt indenture.

We may modify the subordination provisions, including the definition of senior debt, with respect to one or more series of subordinated debt securities. Such modifications will be set forth in the applicable prospectus supplement.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or (b) in the event that any event of default with respect to any senior debt has occurred and is continuing, permitting the holders of that senior debt (or a trustee) to accelerate the maturity of that senior debt, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

The subordinated debt indenture allows the holders of senior debt to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Defeasance, Covenant Defeasance and Satisfaction and Discharge

When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:

•

we will be discharged from our obligations with respect to the debt securities of such series and all obligations of the guarantor, if any, of such debt securities will also be discharged with respect to the guarantee of such debt securities (“legal defeasance”); or

•	we will be discharged from any covenants we make in the applicable indenture for the benefit of such series and the related events of default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the holders of such securities will not be entitled to the benefits of the indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities or maintain paying agencies and hold moneys for payment in trust. In case of covenant defeasance, our obligation to pay principal, premium and interest on the applicable series of debt securities will also survive.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the applicable series of debt securities to recognize gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the Internal Revenue Service or a change in law to that effect.

Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, the guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by the Company, the guarantor or the trustee and without the consent of the holders of any debt securities.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date.

Default, Remedies and Waiver of Default

Unless otherwise specified in the applicable prospectus supplement, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•

we do not pay the principal or any premium on any debt security of that series when due at its stated maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•	we fail to comply with our obligations under the merger covenant;

•

we fail to comply for 60 days after notice with our agreements contained in the indenture. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the Company occur; or

•	if the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “—Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the Company, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee protection satisfactory to it from loss, liability or expense. These majority holders may also direct the trustee in performing any other action under the relevant indenture with respect to the debt securities of that series.

Before a holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:

•	the holder must give the trustee written notice that an event of default has occurred with respect to the debt securities of the series, and the event of default must not have been cured or waived;

•

the holders of at least 25% in principal amount of all debt securities of the series must request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•	during those 60 days, the holders of a majority in principal amount of the debt securities of the series must not have given the trustee directions that are inconsistent with such request.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity.

Waiver of Default. The holders of a majority in principal amount of the debt securities of any series may by notice to the trustee waive an existing default and its consequences for all debt securities of that series except (i) a default in the payment of the principal of or interest on a debt security (ii) a default arising from the failure to redeem or purchase any debt security when required pursuant to the indenture or (iii) a default in respect of a provision that under the indenture cannot be amended without the consent of each securityholder affected. If a waiver occurs, the default is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

Annual Information about Defaults to the Trustee. We will furnish each trustee every year a certificate indicating whether the signers thereof know of any default that occurred in the previous year.

Modifications and Waivers

Changes Requiring Each Holder’s Approval. We, along with the guarantor and the trustee, may amend the indentures or the debt securities with the written consent of the holders of at least a majority in principal amount of the debt securities then outstanding. However, without the consent of each securityholder affected thereby, an amendment or waiver may not:

•	reduce the amount of debt securities whose holders must consent to an amendment;

•	reduce the rate of, or extend the time for payment of, the interest on any debt security;

•	reduce the principal of or change the stated maturity on any debt security;

•	reduce the amount payable upon redemption of any debt security or change the time at which any debt security may be redeemed as described in the applicable indenture;

•	permit redemption of a debt security if not previously permitted;

•	change the currency of any payment on a debt security;

•

impair the right of any holder of a debt security to receive payment of principal of and interest on such holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such holder’s debt security;

•	change the amendment provisions which require each holder’s consent or in the waiver provisions;

•	change the ranking or priority of any debt security that would adversely affect the securityholders; or

•	change or release, other than in accordance with the indenture, any subsidiary guaranty that would adversely affect the securityholders.

Changes Not Requiring Approval. We, along with the guarantor and the trustee, may amend the indentures or the debt securities without notice to or consent of any securityholder:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption by a successor corporation of the obligations of the Company or the guarantor under the indenture;

•

to provide for uncertificated debt securities in addition to or in place of certificated debt securities (provided that the uncertificated debt securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated debt securities are described in Section 163(f)(2)(B) of the Code);

•	to add guarantees with respect to the debt securities, including any subsidiary guaranties, or to secure the debt securities;

•	to add to the covenants of the Company or the guarantor for the benefit of the holders of the debt securities or to surrender any right or power conferred upon the Company or the guarantor;

•	to make any change that does not adversely affect the rights of any holder of the debt securities;

•	to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or

•

to make any amendment to the provisions of the indenture relating to the transfer and legending of debt securities; provided, however, that (a) compliance with the indenture as so amended would not result in debt securities being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of holders to transfer debt securities.

Modification of Subordination Provisions. We may not amend the indenture related to subordinated debt securities to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected (or the group or representative thereof authorized or required to consent thereto pursuant to the instrument creating or evidencing, or pursuant to which there is outstanding, such senior debt). In addition, we may not modify the subordination provisions of the indenture related to subordinated debt securities in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Changes Requiring Majority Approval. Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

•

If the change affects only particular debt securities within a series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of such particular debt securities; or

•

If the change affects debt securities of more than one series issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of all debt securities of all such series affected by the change, with all such affected debt securities voting together as one class for this purpose and such affected debt securities of any series potentially comprising fewer than all debt securities of such series, in each case, except as may otherwise be provided pursuant to such indenture for all or any particular debt securities of any series. This means that modification of terms with respect to certain securities of a series could be effectuated without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

Special Rules for Action by Holders

Only holders of outstanding debt securities of the applicable series will be eligible to take any action under the applicable indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction with respect to debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. Any debt securities owned by us or any of our affiliates or surrendered for cancellation or for payment or redemption of which money has been set aside in trust are not deemed to be outstanding. Any required approval or waiver must be given by written consent.

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee sets a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in the applicable prospectus supplement, in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. Holders may not exchange debt securities for securities of a different series or having different terms, unless permitted by the terms of that series and described in the applicable prospectus supplement.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for a debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only DTC or other depositary will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payments

We will pay interest, principal and other amounts payable with respect to the debt securities of any series to the holders of record of those debt securities as of the record dates and otherwise in the manner specified below or in the prospectus supplement for that series.

We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants.

We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Guarantees

The debt securities of any series may be guaranteed by the guarantor. However, the applicable indenture governing the debt securities will not require that the guarantor guarantee any series of debt securities. As a result, a series of debt securities may or may not have any guarantor.

If the Company issues a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on each debt security of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of the guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of the guarantor, result in the obligations of the guarantor under such guarantee and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of the guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the guarantor.

Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will (i) provide that, upon the sale or disposition (by merger or otherwise) of the guarantor, (x) if the transferee is not an affiliate of the Company, the guarantor will automatically be released from all obligations under its guarantee of such debt securities or (y) otherwise, the transferee (if other than the Company) will assume the guarantor’s obligations under its guarantee of such debt securities and (ii) permit us to cause the guarantee of such debt securities to be released at any time if we satisfy such conditions, if any, as are specified in the prospectus supplement for such debt securities.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

If the applicable prospectus supplement relating to a series of our senior debt securities provides that those senior debt securities will have the benefit of a guarantee by the guarantor, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the unsubordinated and unsecured obligation of the guarantor and will rank equally in right of payment with all of the unsecured and unsubordinated indebtedness of the guarantor.

Any guarantee of any debt securities will be effectively subordinated to all existing and future secured indebtedness of the guarantor, including any secured guarantees of other Company debt, to the extent of the value of the collateral securing that indebtedness. Consequently, in the event of a bankruptcy, or similar proceeding with respect to the guarantor that has provided a guarantee of any debt securities, the holders of the guarantor’s secured indebtedness will be entitled to proceed directly against the collateral that secures that secured indebtedness and such collateral will not be available for satisfaction of any amount owed by the guarantor under its unsecured indebtedness, including its guarantees of any debt securities, until that secured debt is satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indenture will not limit the ability of the guarantor to incur secured indebtedness.

If the applicable prospectus supplement relating to a series of our subordinated debt securities provides that those subordinated debt securities will have the benefit of a guarantee by the guarantor, unless otherwise provided in the applicable prospectus supplement, each such guarantee will be the subordinated and unsecured obligation of the guarantor and, in addition to being effectively subordinated to secured debt of the guarantor, will be subordinated in right of payment to all of the guarantor’s existing and future senior indebtedness, including any guarantee of the senior debt securities, to the same extent and in the same manner as the subordinated debt securities are subordinated to our senior debt. See “—Subordination Provisions” above.

Paying Agents

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for the debt security the initial location of each paying agent for that debt security. We must notify the trustee of changes in the paying agents.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

The prospectus supplement for the debt security will describe any material relationships we may have with the trustee with respect to that debt security.

The same financial institution may initially serve as the trustee for our senior debt securities and subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary. You should keep in mind, however, that it is our certificate of incorporation, including any certificates of designations or retirement that are a part of our certificate of incorporation, our bylaws and the Delaware General Corporation Law (“DGCL”), and not this summary, which define your rights as a securityholder. There may be other provisions in these documents that are also important to you. You should read these documents for a full description of the terms of our capital stock. Our certificate of incorporation, including any certificates of designations or retirement, and our bylaws are incorporated by reference as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Our authorized capital stock consists of 150 million shares, of which 110 million shares are designated as common stock, with a par value of $.10 per share, 30 million shares are designated as preferred stock, with a par value of $1.00 per share and 10 million shares are designated as preference stock, with a par value of $1.00 per share.

Common Stock

The authorized common stock consists of 110 million shares, of which 70,706,118 shares were issued and outstanding and 4,663,306 shares were held in treasury at September 30, 2009.

Dividend Rights and Restrictions. Holders of common stock are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor, provided that, so long as any shares of preferred stock and preference stock are outstanding, no dividends (other than dividends payable in common stock) or other distributions (including purchases) may be made with respect to the common stock unless full cumulative dividends, if any, on the shares of preferred stock and preference stock have been paid. Under the DGCL, dividends may only be paid out of surplus or out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, and no dividend may be paid on common stock at any time during which the capital of outstanding preferred stock or preference stock exceeds our net assets.

Voting Rights. Holders of shares of our common stock are entitled to one vote for each share for the election of directors and on any question arising at any shareowners meeting. The United Automobile, Aerospace and Agricultural Implement Workers of America (“UAW”), as holder of the series B preference stock, is entitled to elect one member to our board of directors. See “—Preferred Stock and Preference Stock.”

Liquidation Rights. In the event of the voluntary or involuntary dissolution, liquidation or winding up of us, holders of common stock are entitled to receive after satisfaction in full of the prior rights of creditors (including holders of our indebtedness) and holders of preferred stock and preference stock, all of our remaining assets available for distribution.

Miscellaneous. The holders of common stock are not entitled to preemptive, redemption or subscription rights. Mellon Investor Services is the transfer agent and the registrar for the common stock.

As of September 30, 2009, we had reserved for issuance: (i) approximately 7,697,667 shares of our common stock under our various stock option plans, stock discount purchase plans and other award plans for officers, employees and directors, of which options to purchase approximately 5,932,258 shares were outstanding; and (ii) 46,772 shares issuable upon the conversion of our series D preference stock.

Preferred Stock and Preference Stock

We are authorized to issue preferred stock and preference stock, which may be issued from time to time in one or more series upon authorization by our board of directors. The board of directors, without further approval of the shareowners, is authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock and preference stock. The issuance of preferred stock and preference stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for the common stock at a premium or otherwise adversely affect the market price of the common stock. We have no present plans to issue any additional series of preferred stock or preference stock.

Two series of preference stock are currently outstanding. Three million shares of convertible junior preference stock, series D are authorized, of which 148,926 shares were outstanding as of September 30, 2009. At that date, one share of nonconvertible junior preference stock, series B is authorized and outstanding and is held by the UAW.

Series D Preference Stock. Holders of shares of series D preference stock are entitled to receive accrued dividends, if any, if and when declared by the board of directors, in the amount of 120% of the dividend (on an as-converted basis) declared on common stock, other than a dividend payable solely in shares of common stock. Holders of series D preference stock have the right at their option to convert shares of the series D preference stock into shares of common stock at any time at a conversion rate of 0.3125 of a share of common stock for each share of series D preference stock, subject to adjustment in certain events. The series D preference stock is redeemable at any time, in whole or in part, at our option upon at least 30 days’ advance written notice at the price of $25 per share plus accrued dividends. Generally, holders of series D preference stock do not have any voting powers, except as provided by law and except that holders of at least two-thirds of the number of shares outstanding must approve any adverse amendment, alteration or repeal of the preferences, special rights or powers of series D preference stock. Before any distribution to holders of common stock or of any other of our stock ranking junior upon liquidation to the series D preference stock upon any liquidation, dissolution or winding up of us, holders of the series D preference stock are entitled to receive $25 per share plus accrued dividends.

Series B Preference Stock. In connection with a 1993 restructuring of our post-retirement health care and life insurance benefits pursuant to a settlement agreement, the UAW was issued the series B preference stock. As the holder of the series B preference stock, the UAW is entitled to elect one member of our board of directors until such time as we have fully funded our liability under the health care and life insurance benefits program (subject to such right revesting if such funding later falls below 85% of the fully funded amount). The series B preference stock is not transferable by the UAW, does not have any voting rights other than as described above or as required by law, does not have the right to receive dividends or distributions and is redeemable for a nominal price at such time as the UAW has not been entitled to elect a director for five consecutive years.

One series of preferred stock is authorized. 110,000 shares of junior participating preferred stock, series A are authorized, of which none were outstanding as of September 30, 2009.

Junior Participating Preferred Stock, Series A. Holders of junior participating preferred stock, series A are entitled to receive accrued quarterly dividends in an amount equal to the greater of (1) $25.00 and (2) 1,000 times (subject to adjustment) the aggregate per share amount of all cash dividends, plus 1,000 times (subject to adjustment) the aggregate per share amount of all non-cash dividends or other distributions other than a dividend payable solely in shares of common stock, declared on the common stock. The junior participating preferred stock, series A ranks junior to all other series of our preferred stock. The junior participating preferred stock, series A is not redeemable.

In the event that we are in arrears in payment of dividends or distributions on the junior participating preferred stock, series A and until all accrued and unpaid dividends and distributions are paid in full, we may not, subject to certain exceptions:

•

declare or pay any dividends on, or make any other distributions on, or redeem or purchase any shares of stock ranking junior to or on parity with the junior participating preferred stock, series A; or

•	purchase any shares of junior participating preferred stock, series A or any shares of stock ranking on a parity with the junior participating preferred stock, series A.

Holders of junior participating preferred stock, series A are entitled to 1,000 votes per share (subject to adjustment) of junior participating preferred stock, series A on all matters submitted to a vote of our stockholders. In the event that we are in arrears in an amount equal to six quarterly dividends with respect to the junior participating preferred stock, series A and until such time as all accrued and unpaid dividends on shares of junior participating preferred stock, series A are paid, all holders of junior participating preferred stock, series A or any preferred stock that is similarly in arrears, voting as a single class, shall have the right to elect two individuals to our board of directors. Holders of at least two-thirds of the number of shares of junior participating preferred stock, series A outstanding must approve any adverse amendment, alteration or repeal of the preferences, special rights or powers of the junior participating preferred stock, series A.

Before any distribution to holders of common stock or of any other of our stock ranking junior upon liquidation to the junior participating preferred stock, series A upon any liquidation, dissolution or winding up of us, holders of the junior participating preferred stock, series A are entitled to receive an amount equal to $1,000 per share of junior participating preferred stock, series A plus accrued and unpaid dividends and distributions thereon. Following such payment, the holders of the junior participating preferred stock, series A will receive no further distributions until the holders of our common stock have received an amount per share equal to the amount per share received by the holders of the junior participating preferred stock, series A as described above, divided by 1,000 (subject to adjustment). Following this payment to the holders of our common stock, the holders of the junior participating preferred stock, series A and our common stock are entitled to receive their ratable share of our remaining assets in a ratio of 1,000 (subject to adjustment) to one, respectively.

In the event of any consolidation, merger, combination or other transaction in which our common stock is exchanged for or changed into other cash, stock and/or any other property, then the shares of junior participating preferred stock, series A will at the same time be exchanged or changed in an amount per share equal to 1,000 times (subject to adjustment) the aggregate amount of cash, stock and/or any other property received in respect of each share of common stock in such transaction.

On July 23, 2007, NIC adopted a shareholder rights plan, declaring a dividend of one preferred stock purchase right for each outstanding share of NIC common stock. Pursuant to the plan, each preferred stock purchase right entitles the holder to purchase one one-thousandth of a share of series A junior participating preferred stock of NIC at a purchase price of $150.00 per unit, subject to adjustment. The purchase rights expired on July 23, 2008. As more fully described in the rights plan, if a person or group of affiliated or associated persons were to have acquired beneficial ownership of 15% or more of the outstanding shares of NIC common stock (“Acquiring Person”) or commenced a tender offer or exchange offer that would have resulted in such person or group becoming an Acquiring Person, each holder of a purchase right not owned by the Acquiring Person would have had the right to receive, upon exercise, common stock of NIC (or, in certain circumstances, cash, property, or other securities of NIC) having a value equal to two times the exercise price of the purchase right. The purchase rights were redeemable by NIC at a price of $0.001 per purchase right. The purchase rights were not exercisable until the distribution date, as described above. In connection with the adoption of the rights agreement, the Company adopted a resolution allocating 110,000 shares of preferred stock to be designated as junior participating preferred stock, series A.

Certain Certificate of Incorporation and By-laws Provisions; Certain Provisions of Delaware Law

General. Certain provisions of our certificate of incorporation and by-laws could have an anti-takeover effect. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors. We are also subject to Section 203 of the DGCL. As described above under “—Preferred Stock and Preference Stock,” the ability of the board of directors to issue so-called “flexible” preferred stock may also have an anti-takeover effect. In addition, the fact that our utilization of our NOLs could be adversely affected by a change of control could have an anti-takeover effect.

Classified Board; Board Vacancies. The certificate of incorporation provides for the board of directors to be divided into three classes of directors serving staggered three year terms, excluding the director elected by the UAW as the holder of our series B preference stock. See “ —Preferred Stock and Preference Stock.” The overall effect of the provisions in the certificate of incorporation with respect to the staggered board may be to render more difficult a change in control of us or the removal of incumbent directors. Under the DGCL, since we have a classified board, the shareowners may only remove the directors for cause. A majority of the remaining directors elected by the holders of common stock then in office (and not shareowners), though less than a quorum, is empowered to fill any vacancy on the board of directors. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock or preference stock issued by us have a preference over the common stock as to dividends or upon liquidation have the right, voting separately by class or series, to elect directors (such as the holder of the series B preference stock), the number, election, term of office, filling of vacancies, terms of removal and other features of such directorships are governed by the terms relating to such rights.

Special Meetings of Shareowners; Action by Written Consent. The certificate of incorporation provides that no action may be taken by shareowners except at an annual or special meeting of shareowners, and prohibits action by written consent in lieu of a meeting. Our by-laws provide that special meetings of shareowners may be called only by the chairman of the board and chief executive officer or by the board of directors. This provision will make it more difficult for shareowners to take action opposed by the board of directors.

Advance Notice Procedures Our by-laws include an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder who was a stockholder of record on both the date of the required written notice and the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting.

Approval of Supermajority Transactions. As a result of the settlement agreement relating to the 1993 restructuring of our post-retirement health care and life insurance benefits, our certificate of incorporation provides that the affirmative vote of holders of the greater of (a) a majority of the voting power of all common stock or (b) at least 85% of the shares of common stock present at a meeting is required to approve a supermajority transaction. Accordingly, any holder of 15% or more of the aggregate outstanding common stock represented at any meeting of shareowners will be able to block any supermajority transaction. A supermajority transaction is defined to include several transactions that would constitute a change of control of our company.

Certain Provisions of Delaware Law. We are governed by the provisions of Section 203 of the DGCL. In general, the law prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. “Business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares and the terms of the deposit agreement is a summary. It summarizes only those aspects of the depositary shares and those portions of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares.

The particular terms of the depositary shares offered by any prospectus supplement and the extent to which the general provisions described below may apply to such depositary shares will be outlined in the applicable prospectus supplement.

General

We may choose to offer from time to time fractional interests in our debt securities and shares of our common stock, preferred stock or preference stock. If we do so, we will issue fractional interests in our debt securities, common stock, preferred stock or preference stock, as the case may be, in the form of depositary shares. Each depositary share would represent a fractional interest in a security of a particular series of debt securities, a fraction of a share of common stock, a fraction of a share of a particular series of preferred stock or a fraction of a share of a particular series of preference stock, as the case may be, and would be evidenced by a depositary receipt.

We will deposit the debt securities, and shares of common stock, preferred stock and preference stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of common stock, preferred stock or preference stock represented by the depositary share, to all the rights and preferences of the debt security, common stock, preferred stock or preference stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription and liquidation rights.

Interest, Dividends and Other Distributions

The depositary will distribute all payments of interest, cash dividends or other cash distributions received in respect of the debt securities, common stock, preferred stock or preference stock, as the case may be, in proportion to the numbers of the depositary shares owned by the applicable holders on the relevant record date. The depositary will distribute only an amount, however, that can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a non-cash distribution, the depositary will distribute property received by it to the record holders of depositary shares entitled to it, unless the depositary determines that it is not feasible to make the distribution. If this happens, the depositary may, with our approval, sell the property and distribute the net sale proceeds to the holders. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to the holders of depositary shares.

Redemption of Depositary Shares

If we redeem a debt security, common stock or a series of preferred stock or preference stock represented by depositary shares, the depositary shares will be redeemed from the redemption proceeds received by the depositary. The depositary will mail notice of redemption not less than 30, and not more than 60, days before the date fixed for redemption to the record holders of the depositary shares to be redeemed at their addresses appearing in the depositary’s books. The redemption price for each depositary share will be equal to the applicable fraction of the redemption price for each debt security or share of common stock, preferred stock or preference stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock, preferred stock or preference stock. Whenever we redeem debt securities or shares of common stock, preferred stock or preference stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock, preferred stock or preference stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.

After the date fixed for redemption, the depositary shares called for redemption will no longer be considered outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the cash, securities or other property payable upon the redemption and any cash, securities or other property to which the holders of the redeemed depositary shares were entitled upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the depositary on account of any taxes.

Exercise of Rights under the Indentures or Voting the Common Stock, Preferred Stock or Preference Stock

Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock, preferred stock or preference stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the common stock, preferred stock or preference stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock, preferred stock or preference stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock, preferred stock or preference stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock, preferred stock or preference stock, as the case may be, if it does not receive specific instructions from you.

Amendment and Termination of the Deposit Agreement

We may enter into an agreement with the depositary at any time to amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement. However, the holders of a majority of the depositary shares must approve any amendment which materially and adversely alters the rights of the existing holders of depositary shares. We or the depositary may terminate the deposit agreement only if (a) all outstanding depositary shares issued under the agreement have been redeemed or (b) a final distribution in connection with any liquidation, dissolution or winding up has been made to the holders of the depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to resign, and we may at any time remove the depositary. Any resignation or removal will take effect when a successor depositary has been appointed and has accepted the appointment. Appointment must occur within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, preferred stock or preference stock, as the case may be.

We and the depositary will not be liable under the deposit agreement to you other than for our gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be liable if we or the depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of our respective duties under the agreement. We and the depositary will not be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock, preferred stock or preference stock, as the case may be, unless a satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock, preferred stock or preference stock, as the case may be, for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF WARRANTS

The following description of the warrants and terms of the warrant agreement is a summary. It summarizes only those aspects of the warrants and those portions of the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants.

We may issue warrants to purchase debt or equity securities. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the price or prices at which the warrants will be issued;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	if the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be transferable;

•	the identity of the warrant agent;

•	if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants which may be exercised at any time; and

•	information with respect to book-entry procedures, if any.

Exercise of Warrants

Each warrant will entitle the holder of warrants to purchase for cash the amount of debt or equity securities, at the exercise price stated or determinable in the prospectus supplement for the warrants. Warrants may be exercised at any time up to the close of business on the expiration date shown in the prospectus supplement relating to the warrants, unless otherwise specified in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. Warrants may be exercised as described in the prospectus supplement relating to the warrants. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as possible, forward the debt or equity securities that the warrant holder has purchased. If the warrant holder exercises the warrant for less than all of the warrants represented by the warrant certificate, we will issue a new warrant certificate for the remaining warrants.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue from time to time purchase contracts, including contracts obligating holders to purchase from us and obligating us to sell to the holders, debt securities, shares of common stock, preferred stock or preference stock, or other securities that may be sold under this prospectus at a future date or dates, as the case may be. The consideration payable upon settlement of the purchase contracts, as well as the principal amount of debt securities or number of shares of common stock, preferred stock, preference stock or other securities deliverable upon settlement, may be fixed at the time the purchase contracts are issued or may be determined by a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including U.S. treasury securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and, in certain circumstances, we may deliver newly issued prepaid purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid securities. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts or purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued.

DESCRIPTION OF UNITS

We may issue from time to time units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may sell any series of debt securities, common stock, preferred stock, preference stock, depository shares, warrants, purchase contracts and units being offered directly to one or more purchasers, through agents, to or through underwriters or dealers, or through a combination of any such methods of sale. The distribution of the securities may be effected from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. We may offer and sell securities from time to time to certain of our pension plans. The prospectus supplement will set forth the terms of the offering, including the names of any underwriters, dealers or agents, the purchase price of such securities and the proceeds to us from such sale, any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation, any initial public offering price and any discounts or concessions allowed or paid to dealers or any securities exchange on which such securities may be listed. Any initial public offering price, discounts or concessions allowed or paid to dealers may be changed from time to time.

Any discounts, concessions or commissions received by underwriters or agents and any profits on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may also sell securities upon the exercise of rights that may be distributed to security holders.

Under certain circumstances, we may repurchase offered securities and reoffer them to the public as set forth above. We may also arrange for repurchase and resale of such offered securities by dealers.

We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.

We may authorize underwriters, dealers or other persons acting as agents for them to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve such institutions. The obligations of any purchaser under any such contract will be subject to the conditions that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in the accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement for such securities.

The securities may be a new issue of securities that have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such securities may or may not be listed on a national securities exchange. No assurance can be given as to the liquidity of or the existence of trading markets for any securities.

We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act, or our agents, underwriters, dealers and remarketing firms may be entitled to contribution with respect to payments that such parties may be required to make in respect thereof. Our agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

LEGAL MATTERS

Kirkland & Ellis LLP (a partnership that includes professional corporations), Chicago, Illinois will issue an opinion about certain legal matters with respect to the securities.

EXPERTS

The consolidated financial statements of Navistar International Corporation and subsidiaries as of October 31, 2008 and 2007, and for each of the years in the three-year period ended October 31, 2008 and management’s assessment of the effectiveness of internal control over financial reporting as of October 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the October 31, 2008 consolidated financial statements refers to the adoption of the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of Statement of Financial Accounting Standards (SFAS) No. 109 as of November 1, 2007, and SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R) as of October 31, 2007.

The audit report on the effectiveness of internal control over financial reporting as of October 31, 2008, expresses an opinion that Navistar International Corporation did not maintain effective internal control over financial reporting as of October 31, 2008 because of the effects of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management has identified and included in its assessment the following categories of material weaknesses as of October 31, 2008: accounting policies and procedures, period-end close process, account reconciliations, journal entries, revenue accounting, inventory accounting, warranty accounting, and segregation of duties.

The financial statements of Blue Diamond Parts, LLC as of December 31, 2008 and 2007, and the related statements of operations, members’ equity, and cash flows for each of the years in the three-year period ended December 31, 2008, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered accounting firm, incorporated by herein by reference and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2008 financial statements contains an explanatory paragraph that states that the Company is a joint venture between its members, and, as disclosed in the accompanying notes to financial statements, has extensive transactions and relationships with the members. Because of these relationships, it is possible that the terms of these transactions are not the same as those that would result from transactions among wholly unrelated parties.

The audited historical financial statements of Monaco Coach Corporation included in Exhibit 99.1 of Navistar International Corporation’s Current Report on Form 8-K/A dated August 19, 2009 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by NIC in connection with the issuance and distribution of the securities being registered hereby:

Securities and Exchange Commission registration fee (1)	$
FINRA filing fee		NA
Printing expense (3)		150,000
Accounting fees and expense (3)		150,000
Legal fees and expense (3)		500,000
Trustee’s fees and expenses		50,000
Miscellaneous expenses		200,000

Total (2)		$1,050,000

(1)	Deferred in reliance on Rule 456(b) and 457(v).
(2)	Does not include any fees or expenses in connection with any subsequent underwritten offering and any prospectus supplements prepared in connection therewith.

Item 15.	Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “DGCL”), provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Article Eighth of NIC’s certificate of incorporation includes a provision which eliminates directors’ personal liability to the fullest extent permitted under the DGCL. Under Article Ninth of NIC’s certificate of incorporation and Article XII of its by-laws, as amended, NIC shall indemnify any person who was or is made a party or is threatened to be made party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of NIC (including any predecessor corporation of NIC), or is or was serving at the request of NIC as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the DGCL. Such right of indemnification shall be a contract right and shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire under any statute, NIC’s certificate of incorporation, NIC’s by-laws, agreement, vote of stockholders or disinterested directors or otherwise. NIC also maintains a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

The foregoing statements are subject to the detailed provisions of the DGCL and the certificate of incorporation and bylaws of NIC.

Item 16.	Exhibits.

Reference is made to the attached Exhibit Index.

Item 17.	Undertakings.

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was deemed effective.

(3)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(7)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	If the securities being registered are offered to existing security holders pursuant to warrants or subscription rights and any securities not taken by security holders are to be reoffered to the public, each undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus or applicable prospectus supplement, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15, or otherwise, each of the registrants has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)	Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrenville, State of Illinois, on October 20, 2009.

NAVISTAR INTERNATIONAL CORPORATION

/S/ DANIEL C. USTIAN
Daniel C. Ustian President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel C. Ustian, Andrew J. Cederoth and Steven K. Covey and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on October 20, 2009:

Signature	Capacity

/S/ DANIEL C. USTIAN Daniel C. Ustian	Chairman, President and Chief Executive Officer (Principal Executive Officer)

/S/ ANDREW J. CEDEROTH Andrew J. Cederoth	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ JOHN P. WALDRON John P. Waldron	Vice President and Controller (Principal Accounting Officer)

/S/ EUGENIO CLARIOND Eugenio Clariond	Director

/S/ JOHN D. CORRENTI John D. Correnti	Director

/S/ DIANE H. GULYAS Diane H. Gulyas	Director

/S/ MICHAEL N. HAMMES Michael N. Hammes	Director

/S/ DAVID D. HARRISON David D. Harrison	Director

/S/ JAMES H. KEYES James H. Keyes	Director

/S/ STEVEN J. KLINGER Steven J. Klinger	Director

/S/ WILLIAM H. OSBORNE William H. Osborne	Director

/S/ DENNIS D. WILLIAMS Dennis D. Williams	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Warrenville, State of Illinois, on October 20, 2009.

NAVISTAR, INC.

/S/ DANIEL C. USTIAN
Daniel C. Ustian President and Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel C. Ustian, Andrew J. Cederoth and Steven K. Covey, and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (and any registration statement filed pursuant to Rule 462(b) under the Securities Act, as amended, for the offering to which this registration statement relates), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on October 20, 2009:

Signature	Capacity

/S/ DANIEL C. USTIAN Daniel C. Ustian	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)

/S/ ANDREW J. CEDEROTH Andrew J. Cederoth	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

3.1	Restated Certificate of Incorporation of Navistar International Corporation effective July 1, 1993. Filed as Exhibit 3.2 to Annual Report on Form 10-K for the period ended October 31, 1993, which was dated and filed on January 27, 1994. Commission File No. 1-9618, and amended as of May 4, 1998.

3.2	Certificate of Retirement of Stock filed with the Secretary of State for the State of Delaware effective July 30, 2003 retiring the Class B common stock of Navistar International Corporation in accordance with the Restated Certificate of Incorporation of Navistar International Corporation. Filed as Exhibit 3.2 to Quarterly Report on Form 10-Q for the period ended July 31, 2003, which was dated and filed on September 12, 2003. Commission File No. 001-09618.

3.3	The Amended and Restated By-Laws of Navistar International Corporation effective August 26, 2008 (marked to indicate all changes from the June 17, 2008 version). Filed as Exhibit 3.3 to Quarterly Report on Form 10-Q for the period ended July 31, 2008, which was dated and filed on September 3, 2008. Commission File No. 001-09618.

3.4	Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A filed with the Secretary of State for the State of Delaware effective July 23, 2007 establishing the Series A Preferred Stock of Navistar International Corporation in accordance with the Restated Certificate of Incorporation of Navistar International Corporation. Filed as Exhibit 3.1 to Current Report on Form 8-K which was dated and filed on July 23, 2007. Commission File No. 001-09618.

3.5	Amended Certificate of Incorporation of Navistar, Inc.

3.6	By-laws of Navistar, Inc.

4.1	Navistar International Corporation Restated Stock Certificate filed as Exhibit 4.20 to Form 10-Q for the period ended January 31, 2002, which was dated and filed March 11, 2002. Commission File No. 1-9618.

4.2	Certificate of Designation, Preferences and Rights of Junior Participating Preferred Stock, Series A filed with the Secretary of State for the State of Delaware effective July 23, 2007 establishing the Series A Preferred Stock of Navistar International Corporation in accordance with the Restated Certificate of Incorporation of Navistar International Corporation (incorporated by reference to Exhibit 3.1 to Current Report on Form 8-K which was dated and filed on July 23, 2007; Commission File No. 001-09618).

4.3	Form of Indenture for Senior Debt Securities.

4.4*	Form of Senior Debt Securities.

4.5	Form of Indenture for Subordinated Debt Securities.

4.6*	Form of Subordinated Debt Securities.

4.7*	Form of Warrant Agreement(s) (including form of Warrant Certificate(s)).

4.8*	Form of Deposit Agreement (including form of Depositary Receipt).

4.9*	Form of Purchase Contract (including form of Purchase Contract certificate) and, if applicable, Pledge Agreement.
4.10*	Form of Unit Agreement (including form of Unit Certificate).

4.11*	Form of Certificate of Designation.

4.12	Form of Indenture for Senior Notes due 2021.

4.13	Form of Indenture for Senior Subordinated Convertible Notes due 2014.

5.1	Opinion of Kirkland & Ellis LLP.

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of KPMG LLP with respect to NIC financial statements.

23.2	Consent of KPMG LLP with respect to Blue Diamond Parts, LLC financial statements.

23.3	Consent of PricewaterhouseCoopers LLP with respect to Monaco Coach Corporation financial statements.

23.4	Consent of Kirkland & Ellis LLP (to be included in Exhibit 5.1).

24.1	Powers of Attorney (included in Part II to the Registration Statement).

25.1	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee under the senior indentures for the Senior Debt Securities.

25.2	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee under the subordinated indentures for the Subordinated Debt Securities.

25.3	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee under the indenture for the Senior Notes due 2021.

25.4	Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee under the indenture for the Senior Subordinated Convertible Notes due 2014.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to the registration statement or incorporated by reference to a Current Report on Form 8-K.